EXHIBIT 10.35

PATENT LICENSE AND SETTLEMENT AGREEMENT

This Patent License and Settlement Agreement (“Agreement”), dated and effective as described herein, is made and entered into by and between FORGENT NETWORKS, INC. (“Forgent”) and its wholly-owned subsidiary, COMPRESSION LABS, INC. (“CLI”), each a corporation having its principal office and place of business at 108 Wild Basin Rd., Austin, TX 78746 (hereinafter jointly referred to as “Grantor”) and the parties listed on Exhibit A hereto (hereinafter referred to separately as “Grantee” or collectively as “Grantees”), acting severally on behalf of themselves and in the interest of their respective Subsidiaries.  Each Grantee and each of such Grantee’s Subsidiaries are hereinafter singularly and collectively referred to as “Licensee”; and each of Grantor and Licensee are referred to, singularly, as a “Party” and collectively, as “Parties”.

WHEREAS, the following lawsuits have been commenced by the Parties relating to United States Patent No. 4,698,672 which have been either consolidated in the United States District Court for the Northern District of California (“ND Calif.”) for pretrial purposes, as set forth in the Multidistrict Litigation Panel Order dated February 16, 2005 (“In Re Compression Labs, Inc. Patent Litigation, MDL No. M:05cv01654”), or were originally filed in the ND Calif.:

Compression Labs, Inc. v. Agfa Corp. et al., 2:04-CV-158 (E.D. Tex.) (“the Agfa case:);

Compression Labs, Inc. v. Dell Inc., et al., 2:04-CV-159 (E.D. Tex.) (“the Dell case”);

Compression Labs, Inc. v. Acer America Corp. et al., 2:04-CV-294 (E.D. Tex.) (“the Acer case”);

Compression Labs, Inc. v. Creo, Inc., et al., 2:04-CV-410 (E.D. Tex.) (the “Creo case”);

Agfa Corp. et al. v. Compression Labs, Inc., et al., C.A. No. 04-818 (D. Del.);

Yahoo! Inc. v. Compression Labs, Inc., et al., C.A. No. 07-918 (D. Del.);

Audiovox Corp. et al. Compression Labs, Inc., et al., No. 04-1293 (D. Del.);

Sun Microsystems, Inc. v. Compression Labs, Inc. Case No. 5:04-CV-3124 (N.D. Cal.);

Google Inc. v. Compression Labs, Inc. et al. Case No. 04-CV-3934 (N.D. Cal.); and

Microsoft Corporation v. Compression Labs, Inc. et al., Case No. 05-CV-01567 (N.D. Cal.) (hereinafter each a “Lawsuit” or “MDL Action”; and collectively the “Lawsuits” or “MDL Actions”).

WHEREAS, the Parties now desire to avoid further litigation risks and expenses, and Grantor and each Grantee mutually seek a settlement of the Lawsuits to which Grantor and such Grantee, and/or one or more of such Grantee’s Subsidiaries, are parties and enter into this Agreement providing for a full, final, complete and global settlement of the subject matter of such Lawsuit, and for certain releases, licenses and covenants not to sue, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and obligations herein and other good and valuable consideration, the Parties hereby agree as follows:

Article 1. — Definitions

In this Agreement, the following terms shall have the respective meanings set forth below:

1.1           “Commercial Activities”, “Commercialization”, or the act of “Commercializing”, or any derivative of such terms, mean, with respect to any product or service, to make, have made, sell, have sold, offer for sale, rent, offer to rent, rent-to-own, lease or license, offer under a license, offer, provide, use, have used, import, export, use or permit the use, sale, offer for sale, lease, import or export, or otherwise deal in, transfer or dispose of, or permit the transfer or disposition of, any product or service, either directly to any entity (including any Subsidiary or any other entity for whom or for whose account any such product or service is Commercialized), or directly or indirectly to Permitted Agents and Customers.

1.2           “Effective Date” means the date on which the last Grantee transmits a fully executed copy of this Agreement to Grantor in accordance with § 3.1.

1.3           “Infringement” means any infringement, whether direct or indirect (including contributory and/or by inducement), known or unknown, that was, could have been, or could be alleged with respect to the Licensed Patents, including but not limited to the provisions of 35 U.S.C. § 271.

1.4           “Licensed Fields” means all fields of use.

1.5           “Licensed Patents” means United States Patent No. 4,698,672 and any reissues, reexaminations, renewals or extensions (including any supplementary protection certificates), continuations, continuations-in-part and divisions thereof, confirmation patents or registration patents or patents of addition based thereon, and any and all foreign counterpart patents (including utility models), including without limitation those listed on Exhibit B.

1.6           “Permitted Agents and Customers” means, with respect to each Grantee and its Subsidiaries, such entity’s (whether direct or indirect, immediate or remote, thereof) customers, end-users, licensees, original equipment manufacturers and private label manufacturers, retail and wholesale distributors, sales representatives, resellers, dealers, application software providers, independent software vendors, independent service or repair centers, suppliers, and the agents, successors, and assigns of each of the foregoing and any and all entities with whom or with which any such Grantee or its Subsidiaries seeks prospectively to enter into any of the foregoing relationships.

1.7           “Product” or “Products” means all devices, products (whether hardware, software, firmware or any combination of hardware, software, firmware and/or services), components, materials, and services, the Commercialization of which were, are, or could be alleged to be covered by the Licensed Patents, including, without limitation, those that implement the JPEG standard (including ISO/IEC IS 10918) to compress (or decompress), store, copy, manipulate, distribute, display or print digital data.

1.8           “Released Parties” shall mean with respect to each Grantee, such Grantee, such Grantee’s Subsidiaries, any and all of its and their officers, directors, shareholders, and such Grantee’s and its Subsidiaries’ Permitted Agents and Customers.

1.9           “Subsidiary” or “Subsidiaries” means with respect to each Grantee any, current and/or future, company, affiliate, division, enterprise or other business unit owned or controlled either directly or indirectly by such Grantee, or under common control with such Grantee, from time to time: (i) through ownership or control of fifty percent (50%) or more of the voting stock or other voting interest in such entity, provided, however, that in any country where such Grantee (or an entity under common control with such Grantee) is or was not permitted by law to own fifty percent (50%) or more of the voting stock or other voting interest of a local entity, then such local entity shall be deemed a subsidiary of such Grantee for purposes of this Agreement if such Grantee (or an entity under common control with such Grantee) owns, directly or indirectly, the maximum voting stock or other voting interest that it may own and if the business activities of the local entity are substantially controlled, directly or indirectly, by such Grantee (or an entity under common control with such Grantee); (ii) in the case of a joint venture formed by such Grantee (or an entity under common control with such Grantee) and an independent entity, through ownership or control of fifty percent (50%) or more of the voting stock or other voting interest in such joint venture, provided, however, that in any country where such Grantee (or an entity under common control with such Grantee) is or was not permitted by law to own fifty percent (50%) or more of the voting stock or other voting interest of a local entity, then such local entity shall be deemed a subsidiary of such Grantee for purposes of this Agreement if such Grantee (or an entity under common control with such Grantee) owns, directly or indirectly, the maximum voting stock or other voting interest that it may own and if the business activities of the local company are substantially controlled, directly or indirectly, by Grantee (or an entity under common control with such Grantee); or (iii) through the power to exercise a controlling influence over the management or policies of such entity whether through ownership of securities, by contract, or otherwise.  Notwithstanding the foregoing, the Licensee obligations imposed herein shall be obligations of Grantees.

1.10         “Term of this Agreement” means the period commencing on the Effective Date of this Agreement and continuing until expiration of the last to expire of the Licensed Patents and all claims for damages under the Licensed Patents are barred by law.

1.11         “Total Payment” means the total sum of eight million dollars ($8,000,000.00) to be received by Grantor if each and every Grantee makes the payment required to be made by each such Grantee to Grantor in accordance with Section 4.1.  For avoidance of doubt, the actual payment to Grantor, net of any withheld amounts for taxes, may be less as described in Section 4.3.

1.12         “Unlicensed Third Party” means a person or entity Commercializing a Product who does not have a license or release to Commercialize such Product, whether granted directly by Grantor or indirectly as one of the Permitted Agents and Customers.

Article 2. — Warranties And Representations

2.1           Each Grantor makes to each Licensee the following warranties and representations:

(a)           Each Grantor has the exclusive right to grant rights, licenses, privileges, releases and immunities under or relating to the Licensed Patents in the Licensed Fields including the rights, licenses, privileges, releases and immunities granted hereunder to such Licensee.

(b)           Each Grantor has the right to enter into this Agreement with each Grantee.  Each Grantor has the power and authority to enter into this Agreement, to perform all of its duties and obligations under this Agreement and to grant all releases granted by such Grantor under this Agreement.

(c)           There are no liens, conveyances, mortgages, assignments, encumbrances or other agreements which would prevent or impair the full and complete exercise of all substantive rights, licenses, privileges, releases and immunities granted by Grantor to each Licensee and such Licensee’s successors, assigns, and Permitted Agents and Customers pursuant to the terms and conditions of this Agreement.

(d)           Neither Grantor has entered into nor shall enter into any agreements which would interfere with or derogate from the rights, licenses, privileges, releases and immunities granted by it to each Licensee and such Licensee’s successors, assigns, and Permitted Agents and Customers.

(e)           No royalty or other fee or remuneration arising under the Licensed Patents is or shall be due to any third party for the Commercialization of Products by each Licensee or the manufacture or supply of Products for or to such Licensee.  This paragraph shall not waive, restrict or otherwise limit the payment due to Grantor under Article 4 hereof.

(f)            There are no patents or applications for same owned or controlled by Grantor, one or more claims of which would be infringed by the use or practice of the rights, privileges or immunities granted to such Grantee and such Licensee under this Agreement.

(g)           Grantor has no Japanese counterpart to any of the Licensed Patents.

(h)           Based on Grantor’s inherent knowledge and awareness of its and its subsidiaries’ issued patents and pending patent applications, Grantor has no knowledge of any claims in any currently issued or pending patent anywhere in the world, other than the Licensed Patents, that are currently owned or licensable by Grantor or any of its Subsidiaries and that Grantor or any of its Subsidiaries believes or suspects are or may be infringed by any products or services of the Grantees or their subsidiaries.  For the avoidance of doubt, nothing in this section shall be construed to encumber in any manner whatsoever any patents, other than the Licensed Patents, that are currently owned or licensable by Grantor or any of its Subsidiaries.  Furthermore, as per section 3.6, nothing in this section applies to U.S. Pat. No. 6,285,746 B1

(including parents, continuations, continuations-in-part, divisions, renewals, extensions, re-exams, and reissues related thereto), which the parties explicitly agree is not subject to or affected by this Agreement in any manner whatsoever.

2.2           Each Grantee, severally and not jointly, makes the following warranties and representations:

(a)           Each Grantee has the power and authority to enter into this Agreement and to perform all of its duties and obligations under this Agreement.

Article 3. — Effective Date, Dismissal of Lawsuit, Grant Of Licenses, Releases,
Non-Assertions Under The Licensed Patents, And No Admission

In consideration of the Payments to be made by each Grantee specified in Section 4 hereof, and for other good and valuable consideration:

3.1           This Agreement shall become effective only once all parties have fully executed the Agreement.  Specifically, this Agreement shall become effective as follows.  Grantor shall execute this Agreement and transmit copies of this executed Agreement (in PDF format) via e-mail to all counsel of record for Grantees on 5 October 2006.  In order for this Agreement to become effective, all Grantees must transmit a fully executed copy (in PDF format) of this Agreement to Grantor on or before 25 October 2006 at the following e-mail address: tnagy@susmangodfrey.com.  The date on which the last Grantee transmits a fully executed copy of this Agreement to Grantor as described in this paragraph shall be the Effective Date of this Agreement.  Grantor shall, within 24 hours of the Effective Date send an e-mail notification to all Grantees at the e-mail addresses mentioned above to inform Grantees that the Agreement has become effective and specifically identifying the Effective Date of this Agreement.

3.2           Within five (5) business days of receipt of the payment from a Grantee of its Share as specified in Section 4.1, each Grantor shall file a signed copy of a notice of voluntary dismissal of any claims, counterclaims, and cross-claims filed in any of the MDL Actions as to such Grantee (and/or its Subsidiaries, as appropriate), with prejudice pursuant to FRCP 41(a)(1) in the form attached hereto as Exhibit C.  This Agreement comprises a full settlement of all claims of past and future patent Infringement with respect to the Products as to such paid Grantee and its Subsidiaries.  By filing notices of voluntary dismissal of claims as to such Grantee (and/or its Subsidiaries, direct or indirect, as appropriate) pursuant to FRCP 41(a)(1), each Grantor hereby dismisses the aforementioned claims, counterclaims, and cross-claims against such Grantee (and/or its Subsidiaries, as appropriate) with prejudice.  Likewise, within five (5) business days thereafter, each paid Grantee (and/or its Subsidiaries, as appropriate) agrees to file a signed copy of a notice of voluntary dismissal consistent with the form and content set forth in Exhibit C by such Grantee (and/or its Subsidiaries, as appropriate) of claims, counterclaims, and cross-claims filed in any of the MDL Actions against each Grantor pursuant to FRCP 41(a)(1).

3.3           For the term of this Agreement, Grantor hereby grants each Grantee and its Subsidiaries a worldwide, non-exclusive, fully paid-up and irrevocable license, privilege and immunity under all claims of the Licensed Patents, without the right to sublicense except as specifically permitted in this paragraph and Section 9, to practice any methods, processes, or procedures allegedly covered under any claim of the Licensed Patents and further to Commercialize any and all Products (including combinations incorporating such Products) in the Licensed Fields.  Grantor expressly agrees that such license exhausts its rights in the Licensed Patents and that such license extends to each Grantee’s and its Subsidiaries’ Permitted Agents and Customers to the extent that such Permitted Agents and Customers Commercialize such Grantee’s or its Subsidiaries’ Products (including combinations incorporating such Products).  As may be necessary to effect the foregoing sentence, each such Licensee shall have the right to grant sublicenses to its Permitted Agents and Customers, retroactive to the Effective Date of this Agreement.

3.4           Provided that this Agreement becomes effective as set forth in Section 3.1 and that Grantor receives from a Grantee the payment of such Grantee’s Share due Grantor under Section 4.1 hereof, each Grantor, for itself and its successors and assigns, hereby releases and discharges the Released Parties with respect to such Grantee’s or its Subsidiaries’ Products (including combinations incorporating such Products) from any and all actions, causes of action, claims or demands whatsoever, in law or equity, resulting from the Infringement, either past or future, of any claims of the Licensed Patents which Grantor had or may have had prior to the Effective Date under the Licensed Patents.

3.5           Provided that this Agreement becomes effective as set forth in Section 3.1 and that Grantor receives from a Grantee the payment of such Grantee’s Share due Grantor under Section 4.1 hereof, each Grantor further agrees for itself and its successors and assigns that it will not, at any time or in any capacity, assert any claim or commence or prosecute any action, suit or proceeding, or assist any third party or affiliated party to assert any claim or commence or prosecute any action, suit or proceeding, against any Released Parties with respect to such Grantee’s or its Subsidiaries’ Products (including combinations incorporating such Products) based in whole or in part on Infringement of the Licensed Patents in the Licensed Fields.  For the avoidance of uncertainty, Grantor expressly agrees that each Grantee, its Subsidiaries, and its Permitted Agents and Customers may advocate, advise, or suggest that Unlicensed Third Parties utilize the JPEG standard or make any other alleged uses of the Licensed Patents.

3.6           Nothing in this Agreement shall be construed to grant any Licensee any right:

(a)           to license any Unlicensed Third Party to Commercialize any devices, products or services that are not or do not incorporate Products of such Licensee under this Agreement; and

(b)           under the Licensed Patents, other than with respect to the Products in the Licensed Field.

Notwithstanding anything else in this Agreement, nothing in this Agreement shall be construed to apply to U.S. Pat. No. 6,285,746 B1 (including parents, continuations, continuations-in-part, divisions, renewals, extensions, re-exams, and reissues related thereto) or to affect in any manner whatsoever the claims or defenses at issue in Forgent Networks, Inc., v. Echostar Technologies Corporation, et al., C.A. No.: 6:06-CV-208 (E.D. Tex., Tyler Division).

3.7           Grantees, their Subsidiaries, Licensees, and the Released Parties reserve all claims and defenses that they may have had in the Lawsuits.  Neither this Agreement, the dismissal of any of the Lawsuits, nor any payment, license, release, covenant not to sue or other transaction undertaken pursuant thereto or hereto, constitutes or shall be construed as an admission by any Grantee, Licensee, or any Released Party with respect to any claim or defense including but not limited to contentions of Infringement or validity or enforceability of any Licensed Patent.

3.8           The Parties acknowledge that Products include software products that are often distributed to customers by providing a master copy of the software to a distributor, reseller, original equipment manufacturer, value-added reseller, or other third party authorized to reproduce and distribute the software, either alone or as part of a larger product of the third party.  The releases, licenses, and covenants granted in this Agreement shall apply to the reproduction and distribution by authorized third parties of such software, either alone or as part of a larger product of the third party, and nothing in this Agreement is intended to limit, restrict or inhibit any Licensee or Released Party from using such master copies.

3.9           Notwithstanding Article 2, if Grantor does not have the right to grant fully the releases, licenses, and covenants set out in this Agreement, in addition to any other remedies Grantees might have, Grantor grants the broadest such rights it is entitled to grant consistent with the terms set out herein.

3.10         All rights under Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any governmental entity, are hereby expressly waived. Each party is aware that said Section 1542 of the Civil Code provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

3.11         The Parties agree that this Agreement is in full and complete settlement of the rights and obligations of the Grantor, on the one hand, and the Grantees and their Subsidiaries, on the other hand, as between each other, in connection with the Lawsuits.  From and after payment by a Grantee of its Share, this Agreement may be pleaded as full and complete defense by such Grantee, on behalf of itself and its Subsidiaries, and by any Released Party of the Grantee, to any action, suit or claim and may be used as an injunction against any such action, suit, claim, or other proceeding of any type which may be prosecuted, initiated or attempted in violation of the terms hereof.  Each Grantee, Subsidiary and other Released Party shall be entitled to receive its attorneys’ fees and other related legal expenses incurred in defending against any suit, action or claim brought or attempted in violation of the terms of this Agreement.

3.12         Notwithstanding the representations made by Grantor in 2.1(a), concurrently with the receipt by Grantor of the last Grantee payment identified in Article 4, but in any event not more than five (5) business days after such date, Grantor shall request that General Instrument Corporation execute a release in the form attached hereto as Exhibit E.  This request shall be made pursuant to any and all rights Grantor has under its assignment from General Instrument Corporation.  Upon receipt of an executed copy of the release from General Instrument Corporation, those Grantees with actions pending wherein General Instrument Corporation is a party will execute and file a dismissal of General Instruments in the form set forth in Exhibit C.

Article 4. — Payment

4.1           In consideration for the rights, licenses, privileges, immunities, releases and non-assertions set forth in Article 3 hereof and in reliance upon Grantor’s warranties and representations set forth in Article 2 hereof, and for other good and valuable consideration, each Grantee shall pay to Grantor the portion of the Total Payment (such portion of the Total Payment being such Grantee’s “Share”) set forth opposite the name of such Grantee in Exhibit D to this Agreement and incorporated herein by reference.  Unless Section 4.3 applies, each Grantee must complete payment of its portion to Grantor within fourteen (14) days of the Effective Date of this Agreement. Specifically, each Grantee must complete payment of its portion to Grantor within fourteen (14) days of the date on which the Grantee receives Grantor’s e-mail notification that the Agreement has become effective, as described in Section 3.1.  No portion of the Total Payment due Grantor under this Section 4.1 shall be refundable for any reason whatsoever.  No Grantee shall be liable for payment to Grantor of any other Grantee’s Share for any reason whatsoever.

4.2           Each Grantee shall make payment of its Share to Grantor, in care of Grantor, by electronic transfer of funds, as follows:

JP Morgan Chase Bank
700 Lavaca Street
Austin, TX 78701

ABA # 113000609

SWIFF # TCBKUS44

TAX ID # 74-2415696

CREDIT TO ACCOUNT: 09922767859

ACCOUNT NAME: FORGENT NETWORKS, INC.

Forgent and CLI shall, as between themselves, allocate amounts received under this Agreement as they see fit; no Grantee shall have any obligation in that regard other than the payment of its respective Share.

4.3           The Grantees listed in Exhibit F represent that, due to the particular nature of their organizations and due to obligations imposed upon them by their respective foreign tax authorities, they are unable to pay their Shares within the time frame set forth in Section 4.1.  Accordingly, Grantor agrees to cooperate with each Grantee and to complete and provide tax forms and other documents required by applicable tax authorities necessary to avoid withholdings or deductions and/or to claim the benefit of any favorable withholding rates under applicable treaties (“Necessary Documents”), in a timely manner upon being supplied such documents by such Grantee.  In turn, these Grantees agree to take all necessary steps to obtain approval from the applicable tax authorities as quickly as possible.  These Grantees shall complete payment of their Share to Grantor within thirty (30) days after receiving the Necessary Documents from Grantor in a form acceptable to, and accepted by, the applicable tax authority.

Article 5. — Term

5.1           This Agreement shall become effective as of its Effective Date and shall remain in full force during the Term of this Agreement.

5.2           Surviving any expiration or termination of this Agreement are (i) the obligations of Grantor and Grantees delineated in Sections 3.3, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10, 3.11, 4.1, 9, and 13; (ii) any cause of action or claim of Grantor or Grantees, accrued, or to accrue, because of any breach or default by the other party hereunder; and (iii) the provisions of Sections 1, 2, 5.2, 7 and 8.

5.3           As between Grantor and any Grantee, this Agreement may only be terminated upon the mutual written agreement of such Parties.

Article 6. — Disclaimer

Nothing in this Agreement is or shall be construed as: (i) a warranty or representation by Grantor as to the validity, scope or enforceability of the Licensed Patents; (ii) any warranty or representation by Grantor that anything made, used, sold, licensed, offered for sale, offered for license or otherwise disposed of under any license granted in this Agreement is or will be free from Infringement of patents, copyrights, and other rights of unaffiliated third parties; (iii) an obligation on the part of Grantor to bring or prosecute actions or suits against third parties for Infringement; or (iv) granting by implication, estoppel or otherwise any licenses under patents owned by Grantor, other than the Licensed Patents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GRANTOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT PRODUCTS OR THE USE OF PRODUCTS WILL NOT INFRINGE ANY UNAFFILIATED THIRD PARTY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.  Any warranty made by any Grantee or any of its Subsidiaries to their customers, users of the Products or any third parties shall not bind Grantor or be deemed or treated as having been made by Grantor, and service of any such warranty shall be the sole responsibility of such Grantee and its Subsidiaries.

Article 7. — Confidential Information

7.1           Each Party has disclosed to the other Party certain proprietary technical or business information (“Confidential Information”) during the course of the Litigation and/or during the course of negotiating this Agreement. Each party agrees to protect the Confidential Information of the disclosing Party, including Confidential Information disclosed in the course of negotiating this Agreement, from disclosure according to the terms of the Protective Order for All

Multidistrict Litigation and Related Matters (“Protective Order”), dated November 21, 2005, and entered in the litigation styled In Re Compression Labs, Inc. Patent Litigation, MDL No. M:05cv01654. Each Party further agrees to return or destroy the Confidential Information of the disclosing Party, including Confidential Information disclosed in the course of negotiating this Agreement, according to the terms of paragraph 27 of the Protective Order. In the event that any third party attempts to obtain disclosure of Confidential Information received from the disclosing Party that is not returned or destroyed, each Party agrees to notify the disclosing Party promptly of such attempt to obtain disclosure so that the disclosing Party may act to prevent disclosure and to follow reasonable procedures to prevent unauthorized disclosure or use of the Confidential Information, such reasonable procedures including, without limitation, making all reasonable and necessary objections in response to a subpoena or other discovery process in connection with any judicial or administrative proceeding in order to preserve the right of either party to prevent disclosure of its Confidential information.  Each Party further agrees to cooperate with the other Party to prevent disclosure of that other Party’s Confidential Information.  Each party acknowledges that it has not and in no event shall export directly or indirectly, any technical data acquired from the other party to any country, individual or entity for which the U.S. Government or any agency thereof, at the time of export, requires an export license or other governmental approval, without first obtaining the written consent to do so from the Bureau of Industry & Security (or other agency of the U.S. Government with applicable jurisdiction) whenever required by an applicable statute or regulation.  “Confidential Information” for purposes of this Section shall not include any technical, operational, marketing or sales information produced by Grantor in any of the Lawsuits relating to Widcom prior art devices identified in any of the Lawsuits, including the Widcom VTC-56 and Widcom Rapics 500 devices (“Grantor’s Widcom Documents”).  All protective order designations (including of any “restricted” or “confidential” form) placed upon Grantor’s Widcom Documents are hereby removed; no such information therefore need be destroyed or returned Grantor; and each Released Party may use the Grantor’s Widcom Documents for the defense of any other patent Infringement litigation or proceedings, whether or not related to the ‘672 Patent, without payment or further consent of Grantor.

7.2           Grantor and Grantees, each on behalf of itself and its Subsidiaries, shall not disclose the terms of this Agreement, except:

(a)   to any governmental body having jurisdiction;

(b)   as otherwise may be required by law or legal process (including legal requirements and regulations of the securities and tax laws, rules and regulations);

(c)   to state that it has settled with the other party,

(d)   to respond to any information discussed by another party in any filings made pursuant to the regulations of the U.S. Securities and Exchange Commission and rules of the NYSE or NASDAQ or in any press release or other public statement;

(e)   to disclose information (excluding Exhibit D) for bona fide business reasons, including without limitation disclosure by a Licensee to Released Parties regarding the nature and scope of the release and license for their benefit, disclosure by a Licensee to Permitted Agents and Customers regarding the scope of the release and license granted hereunder, and prospective agents or customers and prospective Permitted Agents and Customers regarding the scope of the license granted hereunder; and

(f)    to its attorneys, accountants, auditors, employees or agents having a need to know.

The Parties shall have the right to disclose the existence of this Agreement.

7.3           Notwithstanding any provision to the contrary herein, any Party and any of its Subsidiaries is permitted to disclose this Agreement in response to a valid subpoena or as otherwise may be required by law, the official rules of a court or tribunal, or court order (including discovery in a court proceeding, arbitration, regulatory hearing, or other proceeding) under a protective order or to file or to disclose under seal this Agreement, in whole or in part, and information relating to this Agreement in a proceeding in any action in any court, tribunal, or government agency of competent jurisdiction, whether brought by or against a Party or a Subsidiary of a Party, when reasonably necessary for such action or proceeding, subject to written notice to the other parties with a reasonable opportunity provided to the other parties to obtain a protective order or other restriction.

Article 8. — Limitation of Liability

8.1           GRANTOR SHALL NOT BE LIABLE TO ANY GRANTEE OR ANY SUBSIDIARIES OF SUCH GRANTEE, THEIR PERMITTED AGENTS AND CUSTOMERS, THE USERS OF ANY GRANTEE’S PRODUCT OR UNLICENSED PRODUCT, OR ANY THIRD PARTIES FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION ANY DAMAGE OR INJURY TO BUSINESS EARNINGS, PROFITS OR GOODWILL SUFFERED BY ANY PERSON ARISING FROM ANY USE OF THE LICENSED PATENTS, PRODUCTS OR UNLICENSED PRODUCTS EVEN IF GRANTOR IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 9. — Business Acquisition or Sale

In the event that any Grantee or any Subsidiary of a Grantee, subsequent to the Effective Date, sells, transfers or otherwise disposes to a third-party any subsidiary, ongoing business, or product line covered by the licenses, covenants, or releases granted herein, such transferred subsidiary, business, and/or product line shall continue in all respects to be covered by the licenses, covenants, and releases herein and otherwise entitled to the continuing protection of this Agreement.  In the event that any Grantee or any Subsidiary of a Grantee, subsequent to the Effective Date, acquires from a third-party any subsidiary, ongoing business, or product line, such acquired subsidiary, business, and/or product line, to the extent that it includes any Commercial Activities relating to Products, shall be deemed licensed under and otherwise entitled to the protection of this Agreement.  Grantor agrees that this Agreement may not be used adversely to any Grantee, or Subsidiary, in any action arising from any such acquisition or divestiture.  Grantor agrees that each Licensee shall have the right to grant sublicenses, retroactive to the Effective Date of this Agreement, as may be necessary to effect the provisions of this Article.

Article 10. – Assignment of Rights

10.1         Except as otherwise specifically provided in this Agreement, neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by any Grantee, in whole or in part, without the consent of either Grantor, which shall not be unreasonably withheld, except that any Grantee may, without such consent, assign the Agreement and its rights and obligations hereunder to any Subsidiary or other affiliate of such Grantee, to such Grantee’s or its Subsidiary’s successor in interest in connection with any merger, acquisition, consolidation or sale of all or substantially all of its assets or sale of the business unit of one or more Products to which this Agreement relates, or as part of corporate reorganizations where the beneficial ownership of the Grantee or its Subsidiary remains substantially the same.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, including the covenants granted herein. Assignees or transferees of any of the Licensed Patents shall be required to recognize this Agreement as a condition of the transfer and such assignment or transfer of any of the Licensed Patents shall be made subject to this Agreement.

10.2         Except as otherwise specifically provided in this Agreement, neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by any Grantor, in whole or in part, without the consent of all Grantees, which shall not be unreasonably withheld, except that any Grantor may, without such consent, assign the Agreement and its rights and obligations hereunder to any Subsidiary or other affiliate of such Grantor, to such Grantor’s or its Subsidiary’s successor in interest in connection with any merger, acquisition, consolidation or sale of all or substantially all of its assets, or as part of corporate reorganizations where the beneficial ownership of the Grantor or its Subsidiary remains substantially the same.  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, including the covenants granted herein.

Article 11.

[This article has been intentionally deleted.]

Article 12. — No Joint and Several Liability

12.1         The rights and obligations of the Grantees hereunder are several and not joint.  Notwithstanding anything herein to the contrary, no Grantee shall have any liability hereunder for any actions or inactions of another Grantee (including, without limitation, any liability for any failure by another Grantee to make a payment hereunder).  For the avoidance of doubt, if this Agreement has become effective as set forth in Section 3.1 and if a Grantee fails to make a payment in accordance with Section 4, such failure shall not affect the rights or obligations of any other Grantee or Released Parties hereunder, and all other Grantees and Released Parties shall continue to have all rights hereunder notwithstanding such failure of any such Grantee to make such payment.

Article 13. — Miscellaneous

13.1

(a)           The rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with laws of the State of California, without reference to conflicts of laws principles.

(b)           Any dispute arising out of this Agreement shall be brought in, and each Party irrevocably consents to the personal jurisdiction and venue of the United States District Court for the Northern District of California or, if no subject matter jurisdiction exists in such District, in the state courts located in such District.  However, if any Party is made a party to an action brought in any other jurisdiction that affects or might reasonably be expected to affect rights under this Agreement, then such Party may join, implead, interplead or otherwise bring another Party into such action in such other jurisdiction so that all issues may be resolved in a single action. This shall apply whether or not such joinder is mandatory or permissive.

(c)           Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in the Northern District of California (or, if no subject matter jurisdiction exists in such District, in the state courts located in such District) and further irrevocably waives any claim that the Northern District of California (or, if no subject matter jurisdiction exists in such District, in the state courts located in such District) is not a convenient forum for any such suit, action, or proceeding.

13.2         The terms and conditions of this Agreement may only be amended by a writing signed by all Parties; provided, however, that as between the Grantor and any individual Grantee, the terms and conditions of this Agreement may be amended by a writing signed by the Grantor and such Grantee and shall apply only to the agreement between the Grantor and such Grantee.

13.3         Any notice required or permitted under this Agreement or required by law must be in writing and must be (i) delivered in person, (ii) sent by facsimile with a hard copy of such facsimile sent by (international or domestic) registered or (international or domestic) express or, for domestic addresses, certified mail, postage prepaid, or (iii) sent by overnight or next business day courier such as Federal Express, UPS or DHL, as follows:

(1)           If to Grantor:

Forgent Networks, Inc.

Compression Labs, Inc.

108 Wild Basin Road

Austin, Texas 78746

Attention: Richard Snyder, Chairman and CEO

Facsimile No.: 512-437-2748

Copy to:

Susman Godfrey LLP

590 Madison Ave., 8th Floor

New York, NY 10022

Attention: Tibor L. Nagy, Esq.

Telephone No. (212) 336-8330

Facsimile No. (212) 336-8340

(2)           If to any Grantee identified in Exhibit A, to the address(es) for such Party listed under the “Notice” column on Exhibit A, or to such other individual or address as a Party may specify by notice hereunder.

Any Party may amend its address by written notice to all parties in accordance with this Section.  Notice may be given by counsel to the parties.  Notices will be deemed to have been given at the time of actual delivery in person on a business day, five (5) business days (7 business days for international delivery) after deposit in the mail as set forth herein, or one (1) business day after delivery to an overnight courier service (4 business days for international delivery).

13.4         Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. Subject to any applicable statute of limitations, failure by any Party to detect, protest, or remedy any breach of this Agreement shall not constitute a waiver or impairment of any such term or condition, or the right of any Party at any time to avail itself of such remedies as it may have for any breach or breaches of such term or condition. A waiver may only occur pursuant to the express written permission of an authorized officer of the party against whom the waiver is asserted.

13.5         In the event any term, condition or provision of this Agreement is declared or found by a court of competent jurisdiction to be illegal, unenforceable or void, the Parties shall endeavor in good faith to agree to amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the Parties fail to agree on any such amendment, such invalid term, condition or provision shall be severed from the remaining terms, conditions and provisions, which shall continue to be valid and enforceable to the fullest extent permitted by law.

13.6         This Agreement is the result of negotiations between all Parties and accordingly shall not be construed for or against any Party merely because such Party drafted this Agreement or any portion thereof.

13.7         This Agreement is, and any amendment hereof, shall be written in English. Notwithstanding that this Agreement, or any amendment hereof, may be translated into a different language, the English language version of this Agreement and any such amendment shall govern.

13.8         Titles of the Articles herein are for the convenience of reference only and shall not affect the construction of this Agreement.

13.9         If the Parties cannot resolve a dispute amicably after notice and a reasonable opportunity to cure, then in the event of any legal action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to its reasonable attorneys’ fees, including without limitation the costs, expenses and attorneys’ fees on any appeal.

13.10       Except as specifically provided in this Agreement, nothing contained herein shall be construed as a grant of, or as an intention or commitment to grant, to any party other than Grantees and their Subsidiaries any right, title or interest, of any nature whatsoever, in or to this Agreement or the license granted to Grantees and their Subsidiaries hereunder.

13.11       This Agreement sets forth the entire agreement and understanding between the Parties and supersedes and cancels all previous negotiations, agreements and commitments, whether oral or in writing, with respect to the subject matter described herein and therein, and no Party shall be bound by any term, clause, provision, or condition save as expressly provided in this Agreement or as duly set forth in writing as a subsequent amendment to this Agreement, signed by duly authorized officers of each Party, except that the Parties continue to be bound by the terms of the Protective Order for All Multidistrict Litigation and Related Matters, dated November 21, 2005, and entered in the litigation styled In Re Compression Labs, Inc. Patent Litigation, MDL No. M:05cvO1654. Such Protective Order shall continue in full force and effect and shall be deemed an agreement supplementary to this license for purposes of the United States Bankruptcy Code. 11 USC Sect. 365(n).

13.12       This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together constitute one instrument. Executed counterparts of this Agreement sent and received via facsimile or electronic transmission means shall be deemed originals for all purposes.

13.13       All licenses granted under or pursuant to this Agreement are and shall be deemed to be, for purpose of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101 of the U.S. Bankruptcy Code, as amended. The Parties agree that the Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended.

13.14       United States Patent No. 4,698,672 is in the MPEG LA’s MPEG-2 Patent Portfolio.  Accordingly, nothing in this Agreement shall be construed to confer a license for MPEG-2.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, as dated below, to be effective as of the Effective Date.

GRANTOR
Agreed to:

By: Paul Tesluk

Title: Assistant Treasurer

Forgent Networks, Inc.

Date: 5 October 2006

GRANTEE	GRANTEE
Agreed to:	Agreed to:

By: Jim Wong	By: Philippe Houssiau

Title: Sr. Corp. VP & President of IT Products Business Group	Title: President, Agfa Healthcare Business Group
By: Stefaan Van Hooren
ACER, Incorporated
Title: President, Agfa Graphics Business Group

Agfa-Gevaert N.V.

Agreed to:	Agreed to:

By: Lin M. Held	By:

Title: Sr. Vice President and Chief Administrative	Title:
Officer
Canon Inc.
BancTec, Inc.

Agreed to:	Agreed to:

By: Scott L. Lampert	By: Keh Long NG

Title: Vice President and General Counsel	Title:

Concord Camera Corp.	Creative Technology, Ltd

Agreed to:	Agreed to:

By:	By: Joyce Haag

Title:	Title: General Counsel

Dell Inc.	Eastman Kodak Company and Creo, Inc.

Agreed to:	Agreed to:

By:	By: Masanobu Katoh

Title:	Title: Corporate Vice President Group President, Law &
Intellectual Property Unit
FUJIFILM Holdings Corporation
Fujitsu Limited

Agreed to:	Agreed to:

By: Neal West	By: Jeffery Fromm

Title: Vice President & Controller	Title: Vice President, Deputy General Counsel and Director of Intellectual Property for HP
Gateway, Inc.
Hewlett Packard Company

Agreed to:	Agreed to:

By:	By: Mr. Makoto Kawamura

Title:	Title: President

International Business Machines Corporation	Kyocera Corporation

Agreed to:	Agreed to:

By:	By:

Title:	Title:

Matsushita Electric Industrial Co., Ltd.	Microsoft Corporation

Agreed to:	Agreed to:

By: Nobuaki Uchida	By:

Title: General Manager, Corporate Licensing Division	Title:

Mitsubishi Electric Corporation	Palm, Inc.

Agreed to:	Agreed to:

By: Yutaka Ebi	By: Richard Green

Title: Corporate Vice President Legal & Intellectual Property Division	Title: Executive Vice President, Software
Sun Microsystems, Inc.
Ricoh Company, Ltd.

Agreed to:	Agreed to:

By:	By: Matthew Zinn

Title:	Title: Senior Vice President, General Counsel, Secretary
and Chief Privacy Officer
Thomson, Inc.
TiVo Inc.

Agreed to:

By: Taisuke Kato

Title: General Manager, Intellectual Property Division

Toshiba Corporation

EXHIBIT A	LIST OF GRANTEES

GRANTEE	Notice
ACER, Incorporated	General Counsel Legal Division ACER, Incorporated 8F, 88, Sec. 1, Hsin Tai Wu Rd., Hsichih Taipei Hsien 221, Taiwan, R.O.C. Telephone No: 886-2-2696-1234 Facsimile No: 886-2-8691-1009

Agfa-Gevaert N.V.	Agfa-Gevaert N.V. Septestraat 27 2640 Mortsel, Belgium Attn: Patrick Theunis Vice President, Intellectual Property Telephone No. 32 3 444 2111 Facsimile No. 32 3 444 7094

BancTec, Inc.	BancTec, Inc. 2701 E. Grauwyler Irving, Texas 75061 Attention Rita Pendergrass, Corporate Counsel Telephone No: 972-821-4600 rita.pendergrass@banctec.com

Canon Inc.	Senior General Manager Contracts and Licensing Center Corporate Intellectual Property & Legal Headquarters Canon Inc. 30-2, Shimomaruko 3-chome Ohta-ku, Tokyo 146-8501 Japan

Concord Camera Corp.	Concord Camera Corp. 4000 Hollywood Blvd., Suite 650N Hollywood, Florida 33021 Attention: Legal Department

Creative Technology, Ltd

Creative Technology, Ltd
31 International Business Park
Creative Resource
Singapore 609921
Attention: Vice President - Legal Services

with copy to:

Creative Labs, Inc.
1901 McCarthy Boulevard
Milpitas, California 95035
Attention: Director of Legal Affairs

Dell Inc.	Dell Inc. One Dell Way Round Rock, Texas 78682 Attention: Legal Department

Eastman Kodak Company and Creo, Inc.	Attention: General Counsel Eastman Kodak Company 343 State Street Rochester, NY 14650-0211

FUJIFILM Holdings Corporation

Fujitsu Limited	Fujitsu Limited 1-1, Kamikodanaka 1-chome, Nakahara-ku, Kawasaki 211-8588, Japan Attention: General Manager, Industry Relations Division (H0460), Law & Intellectual Property Unit

Gateway, Inc.

General Counsel
Legal Department
Gateway, Inc.
7565 Irvine Center Drive
Irvine, California 92618
USA

With a copy to:

Director, Intellectual Property
Legal Department
Gateway, Inc.
7565 Irvine Center Drive
Irvine, California 92618
USA

Hewlett Packard Company	Deputy General Counsel and Director of Intellectual Property Hewlett-Packard Company 3000 Hanover Street Palo Alto, California 94304-1112 Facsimile No. 650.852.8194

International Business Machines Corporation	Manager of Corporate Litigation International Business Machines Corporation 1133 Westchester Avenue White Plains, NY 10604

Kyocera Corporation

Kyocera Corporation, Yokohama Office,
Attention: Mr. Shinichirou Yamashita
Division Manager, Corporate Legal and Intellectual Property Division
2-1-1 Kagahara, Tsuzuki-ku, Yokohama-shi, Kanagawa 224-8502, Japan
Telephone +81-45-943-6184
Fax +81-45-943-6192

Matsushita Electric Industrial Co., Ltd.

Director, Licensing Center,
Intellectual Property Rights Operations Company,
Matsushita Electric Industrial Co., Ltd.,
20F Matsushita IMP Building, 1-3-7, Shiromi, Chuo-ku,
Osaka City 540-6320, Japan

With a copy to:

Morton Amster, Esq.
Amster, Rothstein & Ebenstein, LLP
90 Park Avenue
New York, New York 10016

Tel: 212-336-8000 Fax: 212-336-8001.

Microsoft Corporation

Attention: General Counsel
Microsoft Corporation
One Microsoft Way
Redmond, WA 98052
Facsimile: 425-936-7329

Copy to:

Director of Intellectual Property Licensing
Microsoft Corporation
One Microsoft Way
Redmond, WA 98052
Facsimile: 425-936-7329

Mitsubishi Electric Corporation	Nobuaki Uchida, General Manager Corporate Licensing Division Mitsubishi Electric Corporation Email: uchida.nobuaki@ct.mitsubishielectric.co.jp

Palm, Inc.	Palm, Inc. Attn: General Counsel 950 West Maude Avenue Sunnyvale, CA 94085

Ricoh Company, Ltd.

Kenji Takiguchi
Deputy General Manager of Legal Division
General Manager of Legal & IP Licensing Department
Legal & Intellectual Property Division
Ricoh Company, Ltd.
2-3, Shin-yokohama 3-chome
Kohoku-ku, Yokohama 222-8350
Japan

Sun Microsystems, Inc.	Sun Microsystems, Inc. 10 Network Circle Menlo Park, CA 94025 Attention: Vice President of Intellectual Property

Thomson, Inc.	Thomson, Inc. 10330 North Meridian Street Indianapolis, IN 46290

TiVo Inc.	TiVo Inc. General Counsel: Matthew Zinn 2160 Gold Street Alviso, CA 95002 Fax: (408) 519-5330

Toshiba Corporation	1-1, Shibaura 1-Chome, Minato-ku, Tokyo 105-8001, Japan Attention: Senior Manager, Licensing & Contracts Department, Intellectual Property Division Telefax: +81-3-5444-9213

EXHIBIT B

USPN 4,698,672 - Coding System for Reducing Redundancy

UK and French patents — EP266049

German Patent — Registration No. 3789273

Italian Patent — Registration No. 67927/B Ei94

(Including continuations, divisions, or continuations-in-part and any reissues of any of these patents and under Letters Patent which may be obtained anywhere in the World for the inventions described therein, and to other applications or patents covering said inventions anywhere in the World)

B-1

EXHIBIT C	FORM OF ORDER OF DISMISSAL WITH PREJUDICE

DAVID C. MARCUS (158704)

STEPHEN E. MORRISSEY (187865)

SUSMAN GODFREY L.L.P.

1901 Avenue of the Stars, Suite 950

Los Angeles, CA  90067

Main Telephone:  (310) 789-3100

Main Fax:  (713) 789-3150

Email:  dmarcus@susmangodfrey.com

Email:  smorrissey@susmangodfrey.com

STEPHEN D. SUSMAN, Texas Bar 19521000 (pro hac vice)

MAX L. TRIBBLE, JR., Texas Bar 20213950 (pro hac vice)

TIBOR L. NAGY, Texas Bar 24041562 (pro hac vice)

SUSMAN GODFREY L.L.P.

1000 Louisiana, Suite 5100

Houston, TX  77002-5096

Main Telephone:  (713) 651-9366

Main Fax:  (713) 654-6666

Email: ssusman@susmangodfrey.com

Email: mtribble@susmangodfrey.com

Email: tnagy@susmangodfrey.com

EDGAR SARGENT, Washington Bar 28283 (pro hac vice)

BROOKE TAYLOR, Washington Bar 33190 (pro hac vice)

SUSMAN GODFREY, L.L.P.

1201 Third Avenue, Suite 3100

Seattle, Washington 98101-3000

Mail Telephone:  (206) 516-3880

Main Fax:  (206) 516-3883

Email:  esargent@susmangodfrey.com

Emial:  btaylor@susmangodfrey.com

Attorneys for Plaintiff/Declaration Judgment Defendant

COMPRESSION LABS, INC. and

Declaratory Judgment Defendant

FORGENT NETWORKS, INC.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

IN RE COMPRESSION LABS, INC.,	Case No. M:05-CV-01654 JF

MDL 1657
PATENT LITIGATION
NOTICE OF VOLUNTARY DISMISSAL OF CLAIMS AS TO DELL INC. PURSUANT TO FRCP 41(a)(1)

NOTICE IS HEREBY GIVEN that pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, Plaintiff Compression Labs, Inc. in Compression Labs v. Dell Inc. et al., C.A. No. 2-04CV-159 (E.D. Tex), subsequently transferred to the United States District Court for the Northern District of California and made part of the above-captioned MDL action, voluntarily dismisses its claims against Defendant Dell Inc., in such action and all related actions, with prejudice.  Pursuant to the terms of a confidential settlement agreement entered into between the parties (“Settlement Agreement”), CLI requests that this Court retain exclusive jurisdiction over any and all disputes that may arise out of such Settlement Agreement.  All attorneys’ fees and costs of court are to be borne by the party that incurred them.

DATED:                              , 2006

SUSMAN GODFREY, L.L.P..

By:
STEPHEN D. SUSMAN
Texas Bar 19521000 (pro hac vice)
MAX L. TRIBBLE, JR.
Texas Bar 20213950 (pro hac vice)
TIBOR L. NAGY
Texas Bar 24041562 (pro hac vice)
SUSMAN GODFREY L.L.P.
1000 Louisiana, Suite 5100
Houston, TX 77002-5096
Main Telephone: (713) 651-9366
Main Fax: (713) 654-6666
Email: ssusman@susmangodfrey.com
Email: mtribble@susmangodfrey.com
Email: tnagy@susmangodfrey.com

David B. Weaver

VINSON & ELKINS, LLP

2801 Via Fortuna, Suite 100

Austin, TX 78746

(512) 542-8400 (phone)

(512) 236-3476 (fax)

Email:  dweaver@velaw.com

Attorneys for Defendants

Dell Inc. and BancTec, Inc.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

Case No. M:05-CV-01654 JF

IN RE COMPRESSION LABS, INC.,	MDL 1657

PATENT LITIGATION	NOTICE OF VOLUNTARY DISMISSAL OF CLAIMS AS TO COMPRESSION LABS, INC., AND FORGENT NETWORKS, INC. PURSUANT TO FED.R.CIV.P. 41 (a)(1)

D-1

NOTICE IS HEREBY GIVEN that pursuant to Rule 41(a) of the Federal Rules of Civil Procedure and subject to the terms and conditions of a confidential settlement agreement entered into between the parties (“Settlement Agreement”), Defendant Dell Inc., in Compression Labs, Incorporated v. Dell Inc., C.A. No. 2-04CV-159 (E.D. Tex), subsequently transferred to the United States District Court for the Northern District of California and made part of the above-captioned MDL action, voluntarily dismisses its claims against Plaintiffs Compression Labs, Inc. and Forgent Networks, Inc., in such action and all related actions with prejudice, except for those claims, counterclaims, and defenses related to the non-infringement, invalidity and/or unenforceability of U.S. Patent 4,698,672, which are dismissed for want of subject matter jurisdiction. Pursuant to the terms of the Settlement Agreement, Dell requests that this Court retain exclusive jurisdiction over any and all disputes that may arise out of such Settlement Agreement.  All attorneys’ fees and costs of court are to be borne by the party that incurred them.

DATED:                                  , 2006

VINSON & ELKINS L.L.P.

By:
David B. Weaver
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
Telephone: 512.542.8651
Fax: 512.236.3476
Email: dweaver@velaw.com

D-2

EXHIBIT E

RELEASE AND AGREEMENT TO DISMISS

This Release and Agreement to Dismiss (the “Release”) is being delivered effective                             , 2006 (the “Effective Date”) by General Instrument Corp., on behalf of itself and its affiliates and subsidiaries (“General Instrument”), concurrently with the delivery of that certain Patent License and Settlement Agreement (“Agreement”), entered into by and between FORGENT NETWORKS, INC. and its wholly-owned subsidiary, COMPRESSION LABS, INC., and the parties listed on Schedule 1 hereto (each referred to separately as a “Party” or collectively as the “Parties”), in light of the following facts:

A.            The following lawsuits have been commenced by some of the Parties against General Instrument (the “Lawsuits”):

Agfa Corp. et al. v. Compression Labs, Inc., et al., C.A. No. 04-818 (D. Del.);

Yahoo! Inc. v. Compression Labs, Inc., et al., C.A. No. 07-918 (D. Del.);

Audiovox Corp. et al. Compression Labs, Inc., et al., No. 04-1293 (D. Del.);

which cases have been consolidated in the United States District Court for the Northern District of California (“ND Calif.”) for pretrial purposes, as set forth in the Multidistrict Litigation Panel Order dated February 16, 2005 (“In Re Compression Labs, Inc. Patent Litigation, MDL No. M:05cv01654”).

B.            General Instrument at one time had an interest in the Patent.

C.            General Instrument and the Parties now desire to avoid further litigation risks and expense, and seek a settlement of the Lawsuits in exchange for releases, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and obligations herein and other good and valuable consideration, General Instruments and the Parties hereby agree as follows:

1.             Scope of General Release.  In consideration of the agreement to dismiss contained herein and other good and valuable consideration, and on behalf of its affiliates, subsidiaries successors, and assigns, General Instruments hereby fully and forever releases and discharges each Party and the affiliates, subsidiaries successors, and assigns of each Party, and each of its and their Permitted Agents and Customers (individually, each a “Released Party” and collectively, the “Released Parties”) of any and all causes of action, actions, rights of action, suits, judgments, liens, indebtedness, damages, losses, claims, liabilities, obligations, attorneys’ fees, costs, expenses, and demands of every kind and character (each, a “Claim”), whether known or unknown, suspected or unsuspected, disclosed or undisclosed, each of which is a Claim (i) for patent infringement of the Patent or (ii) arising out of or resulting from or in any way related to the Lawsuits.

2.             Definitions.  As used in this Release, capitalized terms not otherwise defined have the same meaning as in the Agreement.

3.             Quit Claim.  To the extent General Instrument may have any current or ongoing ownership or rights in the Patent, General Instrument agrees that it will not, at any time or in any capacity, assert any claim or commence or prosecute any action, suit or proceeding, or assist any third party or affiliated party to assert any claim or commence or prosecute any action, suit or proceeding, against any Released Parties for infringement of the Patent.

4.             Waiver.  All rights under Section 1542 of the Civil Code of the State of California, and under any and all similar laws of any governmental entity, are hereby expressly waived.  Each party is aware that said Section 1542 of the Civil Code provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

5.             Full Settlement.  The Parties and General Instrument agree that this Agreement is in full and complete settlement of the rights and obligations of the parties in connection with the Patent and the Lawsuits.  This Agreement may be pleaded as full and complete defense to any action, suit or claim and may be used as an injunction against any such action, suit, claim, or other proceeding of any type which may be prosecuted, initiated or attempted in violation of the terms hereof.

6.             Dismissal.  Each Party with a suit against General Instrument shall, within five (5) business days of receipt of this Release, fully executed by General Instrument and each other Party, file a signed copy of a notice of voluntary dismissal of claims as to General Instrument pursuant to FRCP 41(a)(1).

7.             Not an Admission.  It is understood that this Release does not constitute an admission of any liability by any party, but is a compromise of disputed claims.  Neither this Release, the dismissal of any of the Lawsuits, nor any action undertaken pursuant thereto or hereto, constitutes or shall be construed as an admission by any Released Party with respect to any claim or defense including but not limited to contentions of Infringement or validity or enforceability of any Licensed Patent.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, as dated below, to be effective as of the Effective Date.

General Instruments Corporation
Agreed to:

By:

Title:

General Instruments Corporation

Date:	, 2006

GRANTEE	GRANTEE
Agreed to:	Agreed to:

By: Jim Wong	By: Philippe Houssiau

Title: Sr. Corp. VP & President of IT Products Business	Title: President, Agfa Healthcare Business Group
Group

ACER, Incorporated	By: Stefaan Van Hooren

Title: President, Agfa Graphics Business Group

Agfa-Gevaert N.V.

Agreed to:	Agreed to:

By: Lin M. Held	By:

Title: Sr. Vice President and Chief Administrative	Title:
Officer
Canon Inc.
BancTec, Inc.

Agreed to:	Agreed to:

By: Scott L. Lampert	By: Keh Long NG

Title: Vice President and General Counsel	Title:

Concord Camera Corp.	Creative Technology, Ltd

Agreed to:	Agreed to:

By:	By: Joyce Haag

Title:	Title: General Counsel

Dell Inc.	Eastman Kodak Company and Creo, Inc.

Agreed to:	Agreed to:

By:	By: Masanobu Katoh

Title:	Title: Corporate Vice President Group President, Law &
Intellectual Property Unit
FUJIFILM Holdings Corporation
Fujitsu Limited

Agreed to:	Agreed to:

By: Neal West	By: Jeffery Fromm

Title: Vice President & Controller	Title: Vice President, Deputy General Counsel and
Director of Intellectual Property for HP
Gateway, Inc.
Hewlett Packard Company

Agreed to:	Agreed to:

By:	By: Mr. Makoto Kawamura

Title:	Title: President

International Business Machines Corporation	Kyocera Corporation

Agreed to:	Agreed to:

By:	By:

Title:	Title:

Matsushita Electric Industrial Co., Ltd.	Microsoft Corporation

Agreed to:	Agreed to:

By: Nobuaki Uchida	By:

Title: General Manager, Corporate Licensing Division	Title:

Mitsubishi Electric Corporation	Palm, Inc.

Agreed to:	Agreed to:

By: Yutaka Ebi	By: Richard Green

Title: Corporate Vice President Legal & Intellectual	Title: Executive Vice President, Software
Property Division
Sun Microsystems, Inc.
Ricoh Company, Ltd.

Agreed to:	Agreed to:

By:	By: Matthew Zinn

Title:	Title: Senior Vice President, General Counsel, Secretary
and Chief Privacy Officer
Thomson, Inc.
TiVo Inc.

Agreed to:

By: Taisuke Kato

Title: General Manager, Intellectual Property Division

Toshiba Corporation

EXHIBIT F

ARTICLE 4.3 GRANTEES

GRANTEE:

ACER, Incorporated

Canon Inc.

Creative Technology, Ltd

FUJIFILM Holdings Corporation

Fujitsu Limited

Kyocera Corporation

Matsushita Electric Corp. of America

JVC Americas Corporation

Panasonic Corporation of North America

Mitsubishi Electric Corporation

Ricoh Corporation

Toshiba Corporation